UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2026

ENDOVIA HEALTH SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40471	34-1720075
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1112 N. Flagler Drive Fort Lauderdale, Florida	33304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 648-7238

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	EDVA	NYSE American LLC

Item 3.02 Unregistered Sales of Equity Securities.

On September 30, 2026, Endovia Health Sciences, Inc. (the “Company”) sold and issued a total of 526,582 shares of common stock pursuant to that certain Securities Purchase Agreement dated September 19, 2025 with C/M Capital Master Fund, LP as purchaser (the “ELOC Agreement”) for total gross proceeds of $81,830.84. The ELOC Agreement was previously disclosed in the Company’s Current Report on Form 8-K filed on September 25, 2025. To the extent such sales are deemed to be unregistered, the sales were made pursuant to the exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933 and Rule 506(b) promulgated thereunder. The purchaser’s resales of the shares were registered on the Company’s registration statement on Form S-1 (File No. 333-298112), effective August 24, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOVIA HEALTH SCIENCES, INC.

Date: October 6, 2026	By:	/s/ Brady Cobb
	Name:	Brady Cobb
	Title:	Interim Chief Executive Officer